SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                   FORM 8-K
                            _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-49819


                         Date of Report: June 23, 2006


                           DICKIE WALKER MARINE, INC.
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            (Exact name of registrant as specified in its charter)


          Delaware                                        33-0931599
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   (State of other jurisdiction of                   (IRS Employer
    incorporation or organization)                    Identification No.)


      100 Wall Street, 15th Floor, New York, NY              10005
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    (Address of principal executive offices)               (Zip Code)


                            212-232-0120 ext. 228
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             (Registrant's telephone number including area code)


        1405 South Coast Highway, Oceanside CA              92054
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                (Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  CHANGE IN FISCAL YEAR

     On June 23, 2006 the Registrant's Board of Directors approved a change in the Registrant's fiscal year. The new fiscal year will end on December 31.

     Recently the Registrant was party to a share exchange with the shareholders of China Stationery and Office Supply, Inc. ("CSOS"). CSOS owns 90% of the capital stock of Ningbo Binbin Stationery Co., Ltd. ("Binbin"), a corporation organized under the laws of the People's Republic of China. Because the Registrant issued shares equal to over 91% of its outstanding capital stock in connection with the share exchange, CSOS is now considered the reporting entity for accounting purposes. For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of CSOS and Binbin.

     The Registrant will not file a report for a transition period as a result of the change in the Registrant's fiscal year, since there has been no change in the periods of the Registrant's financial statements.


                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DICKIE WALKER MARINE, INC.

                                     By: /s/ Wei Chenghui
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                                     Wei Chenghui, Chief Executive Officer